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                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                           --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                  New York                                      13-3818954
      (Jurisdiction of incorporation or                     (I. R. S. Employer
organization if not a U. S. national bank)                Identification Number)

            114 West 47th Street                                10036-1532
             New York,  New York                                (Zip Code)
            (Address of principal
             executive offices)

                           --------------------------
                          NEXTLINK COMMUNICATIONS, INC.
               (Exact name of OBLIGOR as specified in its charter)

               Washington                                        91-1738221
     (State or other jurisdiction of                         (I. R. S. Employer
     incorporation or organization)                          Identification No.)

          155 108th Avenue, NW                                      98004
          Bellevue, Washington                                   (Zip code)
(Address of principal executive offices)

                           --------------------------
                          10 1/2% Senior Notes due 2009
                       (Title of the indenture securities)

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                                      -2-


                                     GENERAL


 1.      GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System).
                  Federal Deposit Insurance Corporation, Washington, D. C. New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust
powers.


 2.      AFFILIATIONS WITH THE OBLIGOR

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

         The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.      LIST OF EXHIBITS
         T-1.1    --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

         T-1.2    --       Included in Exhibit T-1.1.

         T-1.3    --       Included in Exhibit T-1.1.


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                                      -3-


16.      LIST OF EXHIBITS  (continued)
         T-1.4    --       The By-laws of the United States Trust Company of
                           New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

         T-1.6    --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7    --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         As of April 20, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of April, 2000.

         UNITED STATES TRUST COMPANY OF
                  NEW YORK, Trustee

By:      _______________________________________
         Patricia Gallagher
         Assistant Vice President


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                                                                   EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:      /s/ Gerard F. Ganey
         Senior Vice President



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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1999
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $  193,236
Short-Term Investments                                                   57,951

Securities, Available for Sale                                          489,135

Loans                                                                 2,423,223
Less:  Allowance for Credit Losses                                       17,792
                                                                     ----------
      Net Loans                                                       2,405,431
Premises and Equipment                                                   56,406
Other Assets                                                            123,784
                                                                     ----------
      TOTAL ASSETS                                                   $3,325,943
                                                                     ==========

LIABILITIES
Deposits:
      Non-Interest Bearing                                           $  779,713
      Interest Bearing                                                1,973,842
                                                                     ----------
         Total Deposits                                               2,753,555

Short-Term Credit Facilities                                            238,736
Accounts Payable and Accrued Liabilities                                142,477
                                                                     ----------
      TOTAL LIABILITIES                                              $3,134,768
                                                                     ==========

STOCKHOLDER'S EQUITY
Common Stock   14,995
Capital Surplus                                                          53,041
Retained Earnings                                                       124,916
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                                   (1,777)
                                                                     ----------

TOTAL STOCKHOLDER'S EQUITY                                              191,175
                                                                     ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                            $3,325,943
                                                                     ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

January 25, 2000